                                                                    EXHIBIT 23.5





                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
Of AerCo Limited (the "Company")


As independent public accountants, we hereby consent to the use of our report dated December 2, 1997 and June 23, 1998 on the financial statements (as restated) of Aircraft Lease Portfolio Securitization 94-1 Limited and Aerfi Transferred Aircraft included in the Prospectus, which is part of this Registration Statement, and to all references to our firm included in or made a part of this Registration Statement of Form F-4 (file no. 333-66973) of AerCo Limited.


/s/ Arthur Andersen
-------------------------------------
Arthur Andersen
Chartered Accountants
St. Helier, Jersey


March 8, 1999